Exhibit 21

                        SUBSIDIARIES OF HEICO CORPORATION

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                                                                STATE OR OTHER
NAME                                                     JURISDICTION OF INCORPORATION
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
HEICO Aerospace Holdings Corp.                                    Florida
     HEICO Aerospace Corporation                                  Florida
     Jet Avion Corporation                                        Florida
     LPI Industries Corporation                                   Florida
     Aircraft Technology, Inc.                                    Florida
     Northwings Accessories Corp.                                 Florida
     HNW Building Corp.                                           Florida
     HNW2 Building Corp.                                          Florida
     McClain International, Inc.                                  Georgia
     McClain Property Corp.                                       Florida
     Rogers-Dierks, Inc.                                          Florida
     Turbine Kinetics, Inc.                                       Florida
     Thermal Structures, Inc.                                     California
     Future Aviation, Inc.                                        Florida
     ATK Acquisition Corp.                                        Florida
     Parts Advantage, LLC                                         Delaware
     AD HEICO Acquisition Corp.                                   Florida
         Aero Design, Inc.                                        Tennessee
         Battery Shop, LLC                                        Tennessee
     Inertial Airline Services, Inc.                              Ohio
     HEICO Aerospace Parts Corp., formerly
      known as Flight Specialties Acquisition Corp.               Florida
     HEICO Aerospace C&A Corp.                                    Florida
     Aviation Facilities, Inc., formerly
      known as AFI Acquisition Corp.                              Florida
     Jetseal, Inc.                                                Delaware
     Niacc-Avitech Technologies Inc., formerly known as
      Niacc Acquisition Corp.                                     Florida
     JA Engineering I Corp.                                       Florida
     JA Engineering II Corp.                                      Florida
         Jetavi Engineering Private Limited                       Bangalore, India
     Seal Dynamics LLC                                            Florida
     Arger Enterprises, Inc.                                      Nevada
     Prime Air, LLC                                               Florida
HEICO Electronic Technologies Corp.                               Florida
     Radiant Power Corp.                                          Florida
     Leader Tech, Inc.                                            Florida
     Santa Barbara Infrared, Inc.                                 California
     101 Lummis Road Corp (Inactive)                              Florida
     Analog Modules, Inc.                                         Florida
     Sierra Microwave Technology, LLC                             Delaware
     Connectronics Corporation                                    Florida
     Lumina Power, Inc.                                           Florida
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                                                                STATE OR OTHER
NAME                                                     JURISDICTION OF INCORPORATION
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
     HVT Group, Inc.                                              Delaware
         Dielectric Sciences, Inc.                                Massachusetts
         Essex X-Ray & Medical Equipment LTD                      United Kingdom
         High Voltage Technology Limited                          United Kingdom
     Engineering Design Team, Inc.                                Oregon
     EDT Acquisition Corporation                                  Florida
HEICO East Corporation                                            Florida
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